Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
April 25, 2013	904-398-9400

LANDSTAR SYSTEM REPORTS FIRST QUARTER

DILUTED EARNINGS PER SHARE OF $0.57

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported 2013 first quarter diluted earnings per share of $0.57 from net income of $26.8 million, equaling the record first quarter net income and diluted earnings per share that were achieved in the 2012 first quarter. Operating margin, representing operating income divided by gross profit (gross profit defined as revenue less the cost of purchased transportation and commissions to agents) was 42.3 percent in the 2013 first quarter compared to 40.8 percent in the 2012 first quarter. Revenue for the 2013 first quarter was the second highest first quarter revenue in Landstar history at $628.3 million compared to $649.0 million in the 2012 first quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2013 first quarter was $574.7 million, or 91 percent of revenue, compared to $600.2 million, or 92 percent of revenue, in the 2012 first quarter. Revenue hauled by rail, air and ocean cargo carriers was $39.1 million, or 6 percent of revenue, in the 2013 first quarter compared to $35.1 million, or 5 percent of revenue, in the 2012 first quarter.

The resiliency of Landstar’s variable cost business model continues to generate outstanding returns and provide a strong balance sheet. Trailing twelve-month return on average shareholder’s equity was 35 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 27 percent. As of March 30, 2013, the Company had $139.8 million in cash and short term investments and $25 million in borrowings outstanding under its senior credit

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facility. As of March 30, 2013, there was $167 million available for borrowing under the Company’s senior credit facility. Currently, there are 1,992,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase program.

Commenting on Landstar’s 2013 first quarter performance, Landstar Chairman, President and CEO, Henry Gerkens said, “Diluted earnings per share was $0.57 in the 2013 first quarter, matching the first quarter record of $0.57, which was set last year. Operating margin in the 2013 first quarter of 42.3 percent was the highest first quarter operating margin in Landstar history. The Company’s annual agent meeting was held in the 2013 second quarter versus in the 2012 first quarter, which resulted in a favorable comparison of the 2013 first quarter operating margin to the 2012 first quarter operating margin. From a revenue standpoint, revenue in the 2013 first quarter was the second highest first quarter revenue in Landstar history. Demand for the Company’s truck services was choppy throughout the 2013 first quarter due in large part to inclement weather. Additionally, the 2013 first quarter had 2 fewer full work days than the 2012 first quarter. In general, Landstar experienced softness throughout the 2013 first quarter in both the number of loads and revenue per load on loads hauled via truck with much of the softness coming from revenue hauled on heavy/specialized platform equipment.”

Gerkens continued, “Demand for the Company’s truck services continued to be soft during the first few weeks of April. Based on current trends, I anticipate 2013 second quarter revenue to be below revenue for the 2012 second quarter, similar to the shortfall experienced in the 2013 first quarter over the 2012 first quarter. Diluted earnings per share in the 2013 second quarter will be negatively impacted when compared to the 2012 second quarter by approximately $0.03 per diluted share related to the Company’s annual agent meeting held in April 2013, as described above. In addition, estimated insurance and claims expense for the 2013 second quarter, calculated using a historical 5 year average of insurance and claims expense as a percentage of BCO revenue, is projected to be higher than insurance and claims expense in the 2012 second quarter. Including the $0.03 per diluted share charge for the Company’s annual agent meeting and what amounts to a normalized insurance and claims expense, I anticipate diluted earnings per share to be within a range of $0.68 to $0.73 for the 2013 second quarter.”

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Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s First Quarter 2013 Earnings Release Conference Call.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “predicts,” “projects,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third-party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in our computer systems; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; catastrophic loss of a Company facility; acquired businesses; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2012 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

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About Landstar:

Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2008 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

LANDSTAR SYSTEM/5

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	March 30, 2013	March 31, 2012
Revenue	$628,321	$649,023
Investment income	374	387

Costs and expenses:
Purchased transportation	476,605	492,922
Commissions to agents	49,088	50,232
Other operating costs, net of gains on asset dispositions	5,325	6,472
Insurance and claims	11,806	11,095
Selling, general and administrative	35,226	38,799
Depreciation and amortization	7,183	6,740

Total costs and expenses	585,233	606,260

Operating income	43,462	43,150
Interest and debt expense	740	724

Income before income taxes	42,722	42,426
Income taxes	15,942	15,579

Net income	$26,780	$26,847

Earnings per common share	$0.58	$0.57

Diluted earnings per share	$0.57	$0.57

Average number of shares outstanding:
Earnings per common share	46,507,000	46,800,000

Diluted earnings per share	46,722,000	47,061,000

Dividends paid per common share	$—	$0.055

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	Mar. 30, 2013	Dec. 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$90,782	$74,284
Short-term investments	48,974	35,528
Trade accounts receivable, less allowanceof $8,333 and $8,650	378,931	408,787
Other receivables, including advances to independentcontractors, less allowance of $4,227 and $4,657	64,017	55,278
Deferred income taxes and other current assets	14,629	18,067

Total current assets	597,333	591,944

Operating property, less accumulated depreciationand amortization of $161,007 and $158,999	161,459	158,953
Goodwill	57,470	57,470
Other assets	68,772	71,054

Total assets	$885,034	$879,421

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$27,385	$33,647
Accounts payable	179,014	188,981
Current maturities of long-term debt	20,673	19,016
Insurance claims	65,857	64,509
Other current liabilities	41,890	38,186

Total current liabilities	334,819	344,339

Long-term debt, excluding current maturities	82,448	95,125
Insurance claims	21,427	21,896
Deferred income taxes and other non-current liabilities	38,538	38,607

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,973,215 and 66,859,864 shares	670	669
Additional paid-in capital	175,841	173,976
Retained earnings	1,069,736	1,042,956
Cost of 20,412,020 and 20,411,736 shares of commonstock in treasury	(839,532)	(839,517)
Accumulated other comprehensive income	1,087	1,370

Total shareholders’ equity	407,802	379,454

Total liabilities and shareholders’ equity	$885,034	$879,421

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirteen Weeks Ended
	March 30, 2013	March 31, 2012
Revenue generated through (in thousands):

Business Capacity Owners (1)	$304,049	$329,362
Truck Brokerage Carriers	270,641	270,842
Rail intermodal	18,011	17,382
Ocean and air cargo carriers	21,103	17,669
Other (2)	14,517	13,768

	$628,321	$649,023

Number of loads:

Business Capacity Owners (1)	187,770	199,200
Truck Brokerage Carriers	163,960	158,030
Rail intermodal	7,020	7,160
Ocean and air cargo carriers	3,970	3,980

	362,720	368,370

Revenue per load:

Business Capacity Owners (1)	$1,619	$1,653
Truck Brokerage Carriers	1,651	1,714
Rail intermodal	2,566	2,428
Ocean and air cargo carriers	5,316	4,439

	March 30, 2013	March 31, 2012
Truck Capacity Providers
Business Capacity Owners (1) (3)	7,851	7,825

Truck Brokerage Carriers:
Approved and active (4)	20,571	18,946
Approved	11,200	9,382

	31,771	28,328

Total available truck capacity providers	39,622	36,153

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.

(3)	Trucks provided by Business Capacity Owners were 8,348 and 8,350 at March 30, 2013 and March 31, 2012, respectively.

(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.